Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications& Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software,Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2021

GAAP Net revenue grew 9% to $3.373 billion

GAAP Net income increased 46% to $588.9 million or $5.09 per diluted share

GAAP Net cash provided by operating activities was $912.3 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) was $920.3 million

Net Bookings grew 19% to $3.553 billion

New York, NY – May 18, 2021 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fourth quarter and fiscal year 2021, ended March 31, 2021, and provided its initial outlook for its fiscal year 2022, ending March 31, 2022 and fiscal first quarter 2022, ending June 30, 2021.

Fiscal Fourth Quarter 2021 Financial Highlights

GAAP net revenue grew 10% to $839.4 million, as compared to $760.5 million in last year’s fiscal fourth quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 38% and accounted for 67% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal fourth quarter 2021 were NBA® 2K21 and NBA 2K20, Grand Theft Auto® Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Social Point’s mobile games, Sid Meier’s Civilization® VI, Borderlands 3, and NBA Online.

Digitally-delivered GAAP net revenue grew 19% to $753.3 million, as compared to $634.7 million in last year’s fiscal fourth quarter, and accounted for 90% of total GAAP net revenue. The largest contributors to digitally-delivered GAAP net revenue in fiscal fourth quarter 2021 were NBA 2K21 and NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Social Point’s mobile games, Sid Meier’s Civilization VI, Borderlands 3, and NBA Online.

GAAP net income grew 78% to $218.8 million, or $1.88 per diluted share, as compared to $122.7 million, or $1.07 per diluted share, for the year-ago period. GAAP net income included the reversal of expense of approximately $69.5 million related to forfeitures of previously granted stock awards.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Three Months Ended March 31, 2021
			Financial Data

$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets	Gain on long- term investments, net
Net revenue	$839,431	(54,899)
Cost of goods sold	279,647	(10,792)	52,821			(6,465)
Gross profit	559,784	(44,107)	(52,821)			6,465
Total operating expenses	303,967		(23,459)	134	(1,378)	(3,506)
Income from operations	255,817	(44,107)	(29,362)	(134)	1,378	9,971
Interest and other, net	(3,226)	2,425			499
Gain on long-term investments, net	1,000						(1,000)
Income before income taxes	253,591	(41,682)	(29,362)	(134)	1,877	9,971	(1,000)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 116.3 million.

Fiscal Fourth Quarter Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

Total Net Bookings grew 8% to $784.5 million, as compared to $729.4 million during last year’s fiscal fourth quarter. Net Bookings from recurrent consumer spending grew 17% year-over-year and accounted for 67% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K21, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Social Point’s mobile games, Sid Meier’s Civilization VI, Borderlands 3, Two Dots, NBA Online, and WWE SuperCard.

Catalog accounted for $514.7 million of Net Bookings led by Grand Theft Auto, Red Dead Redemption, and Sid Meier’s Civilization.

Digitally-delivered Net Bookings grew 8% to $723.7 million, as compared to $672.1 million in last year’s fiscal fourth quarter, and accounted for 92% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal fourth quarter 2021 were NBA 2K21, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Sid Meier’s Civilization VI, Social Point’s mobile games, Borderlands 3, and NBA Online.

Fiscal Year 2021 Financial Highlights

GAAP net revenue grew 9% to $3.373 billion, as compared to $3.089 billion in fiscal year 2020. Recurrent consumer spending increased 50% and accounted for 62% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal year 2021 were NBA 2K21 and NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Social Point’s mobile games, Sid Meier’s Civilization VI, and PGA TOUR 2K21.

Digitally-delivered GAAP net revenue grew 23% to $2.919 billion, as compared to $2.379 billion in fiscal year 2020, and accounted for 87% of total GAAP net revenue. The largest contributors to digitally-delivered GAAP net revenue in fiscal year 2021 were NBA 2K21 and NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Social Point’s mobile games, and Sid Meier’s Civilization VI.

GAAP net income increased 46% to $588.9 million, or $5.09 per diluted share, as compared to $404.5 million, or $3.54 per diluted share, in fiscal year 2020. GAAP net income included the reversal of expense of approximately $69.8 million related to forfeitures of previously granted stock awards and a gain of approximately $40.6 million due to the sale of one of our long-term investments.

GAAP net cash provided by operating activities was $912.3 million, as compared to $685.7 million in fiscal year 2020. Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $920.3 million, as compared to $615.4 million last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of March 31, 2021, the Company had cash and short-term investments of $2.732 billion.

The following data, together with a management reporting tax rate of 16%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Twelve Months Ended March 31, 2021
			Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Business acquisition	Impact of business reorganization	Amortization & impairment of acquired intangible assets	Gain on long- term investments, net
Net revenue	$3,372,772	179,825
Cost of goods sold	1,535,085	11,283	(8,707)			(20,587)
Gross profit	1,837,687	168,542	8,707			20,587
Total operating expenses	1,208,303		(101,765)	(7,317)	272	(11,037)
Income from operations	629,384	168,542	110,472	7,317	(272)	31,624
Interest and other, net	8,796	(2,874)		499
Gain on long-term investments, net	39,636						(39,636)
Income before income taxes	677,816	165,668	110,472	7,816	(272)	31,624	(39,636)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 115.7 million.

Fiscal Year 2021 Operational Metric – Net Bookings

Total Net Bookings grew 19% to $3.553 billion, as compared to $2.990 billion in fiscal year 2020. Net Bookings from recurrent consumer spending grew 48% and accounted for 63% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K21 and NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Social Point’s mobile games, Sid Meier’s Civilization VI, PGA TOUR 2K21, and The Outer Worlds.

Digitally-delivered Net Bookings grew 27% to $3.095 billion, as compared to $2.440 billion in fiscal year 2020, and accounted for 87% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal year 2021 were NBA 2K21 and NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Social Point’s mobile games, Sid Meier’s Civilization VI, and WWE SuperCard.

Management Comments

“Our strong fourth quarter results concluded an exceptional year for our organization,” said Strauss Zelnick, Chairman and CEO of Take-Two. “We delivered record operating results, including Net Bookings of approximately $3.6 billion and Adjusted Unrestricted Operating Cash Flow of $920 million. Throughout the year, we enhanced our organization for the long term by broadening our portfolio of offerings, capitalizing on diverse business models, enhancing our infrastructure, and most importantly, investing in our creative talent.”

“In Fiscal 2022, we plan to deliver an exciting array of offerings, including four immersive core releases, of which two will be from new franchises. In addition, we expect Fiscal 2022 to be our second consecutive year of Net Bookings in excess of $3 billion. With the strongest pipeline in our Company’s history, including many new releases planned for Fiscal 2023 and Fiscal 2024, we will be making significant investments this year to enhance our enterprise in key areas such as creative talent, IT, and other infrastructure. As we continue to grow our business, we believe that we will achieve sequential growth in Fiscal 2023 and establish new record levels of operating results over the next few years.”

Business and Product Highlights

Since January 1, 2021:

Take-Two:

•	Take-Two maintained its commitment to giving back to its communities. During fiscal year 2021, across our Company and labels, we donated nearly $20 million to provide support to approximately 200 organizations throughout the world, and we will continue these efforts. Our donations have supported charities dedicated to COVID-19 relief efforts, as well as initiatives to enhance diversity and inclusion within our industry and to help eradicate racial injustice within our communities.

Rockstar Games:

•	Released new free content updates for Grand Theft Auto Online, including casino story missions, new stunt races, and more. Additionally, many new exotic vehicles were introduced, including the BF Weevil car, the Maibatsu Manchez Scout motorcycle, the Vapid Slamtruck, the Vetir military truck, the Mammoth Squaddie truck, the Dinka Verus Off-Road vehicle, and the Nagasaki Weaponized Dinghy.

•	Released new free content updates for Red Dead Online including:

•	Debuted the first “A New Source of Employment” missions, available for solo players and delivered via telegram.

o	Introduced the Outlaw Pass No. 5 and its new rewards, which include clothing, emotes, camp items such as flags and a canine companion, Moonshine Shack décor, horse manes and mustaches, and photo studio backdrops. Additionally, new Wheeler, Rawson & Co. Club Rank Rewards were introduced for all players to unlock, including clothing, weapon modifications, filters for the advanced camera, and a new emote.

•	Throughout the fiscal year, Rockstar Games will continue to support both Grand Theft Auto Online and Red Dead Online with more content updates to keep new and returning players excited and engaged.

2K:

•	Continued to expand the breadth of NBA 2K offerings with the launch of the NBA 2K21 Arcade Edition on Apple Arcade, delivering an all-new basketball simulation game experience to Apple’s video game subscription service, available on iPhone, iPad, Apple TV, and Mac devices.

•	Acquired HookBang, LLC’s Austin-based video game division, which will become part of Visual Concepts, the distinguished, wholly-owned studio and developer of the iconic NBA 2K video game franchise. The acquired team, under the new name of Visual Concepts Austin, will expand its efforts on the NBA 2K franchise, including platform development and live services support.

•	PGA TOUR 2K21 released the Clubhouse Pass Season 2 and launched its newest game mode, Divot Derby, which features a “battle golf” style competition where players can compete with up to 20 other players.

•	To drive continued momentum in golf, 2K entered into an exclusive, long term partnership with Tiger Woods, one of the most iconic and celebrated figures in golf history. Woods’ partnership with 2K includes rights for his name and likeness to appear exclusively in the PGA TOUR 2K franchise, as well as any other golf games published by 2K during the partnership term. Woods will play an active role in the video game landscape as an Executive Director and consultant with PGA TOUR 2K, while 2K will also partner with Woods’ TGR Foundation, which provides award-winning STEM curricula and college-access programs to offer underserved students the tools needed to thrive in school and beyond.

•	Acquired privately-held HB Studios Multimedia Ltd., developers of the critically acclaimed and commercially successful PGA TOUR 2K21, as well as The Golf Club franchise.

•	During the WrestleMania 37 broadcast on April 10, 2021, 2K and Visual Concepts revealed the first teaser video for WWE 2K22, which will launch later this calendar year. The teaser video stars Rey Mysterio, a high-flying lucha libre legend and one of the most exciting and decorated Superstars in WWE history.

•	WWE 2K Battlegrounds released its fifth and final roster update, which added legendary WWE names including Mr. McMahon, Paige, Ricky Steamboat, British Bulldog, Mr. Perfect, Doink the Clown, Jim “The Anvil” Neidhart and Vader.

•	Introduced exciting new content for Season 7 of WWE SuperCard, including the debut of the WrestleMania 37 card tier and new features to the game. WWE SuperCard also celebrated the 25th anniversary of “Stone Cold” Steve Austin’s WWE debut with new items and events, such as a brand- new “Stone Cold” Steve Austin cardback, Austin’s iconic jean shorts and more.

•	Released the Borderlands 3: Director’s Cut add-on, which is available for purchase separately and available to download for owners of Borderlands 3 Ultimate Edition or Season Pass 2. The Director’s Cut add-on delivered a brand-new raid boss, story-driven murder mystery missions, daily and weekly challenges with unique themed rewards, and never-before-seen behind-the-scenes content. In addition, Tales from the Borderlands – a critically acclaimed, narrative-driven adventure game set within the Borderlands universe – was officially re-released on consoles and PC, and was also released on Switch for the first time, bringing an essential chapter of the Borderlands narrative to new audiences.

•	Launched the Vietnam & Kublai Khan Pack and the Portugal Pack for Sid Meier's Civilization VI, completing the full season of content from Firaxis Games’ New Frontier Pass. The packs bring new leaders, civilizations, optional game modes and more to Civilization VI.

Private Division:

•	On February 10, 2021, Private Division and Obsidian Entertainment released The Outer Worlds: Peril on Gorgon, the first narrative-led expansion for the critically acclaimed, darkly humorous sci-fi RPG for Switch. The expansion was released previously for PlayStation 4, Xbox One, and PC. The second and final expansion, The Outer Worlds: Murder on Eridanos, launched on March 17, 2021 on PlayStation 4, Xbox One, and PC, and will launch on Switch later in calendar 2021. Both expansions are available individually or at a discount as part of The Outer Worlds Expansion Pass.

•	Private Division announced that it will launch OlliOlli World this winter for Switch, Xbox Series X|S, Xbox One, PlayStation 4, PlayStation 5, and PC. Developed by Roll7, this skateboarding action-platformer marks a bold new direction for the critically acclaimed franchise. Roll7 is a BAFTA and multi-award-winning London based independent studio famous for re-defining genres and creating remarkable games including OlliOlli, OlliOlli 2: Welcome to Olliwood, Laser League, and NOT A HERO.

Social Point/Playdots:

•	Across many of their mobile games, Social Points and Playdots launched new features, scavenger hunts, and marketing activations to drive player engagement. Both studios will continue to introduce new enhancements to their games in the coming year to further optimize the player experience.

Outlook for Fiscal 2022

Take-Two is providing its initial outlook for its fiscal year ending March 31, 2022 and its fiscal first quarter ending June 30, 2021:

Fiscal Year Ending March 31, 2022

•	GAAP net revenue is expected to range from $3.14 to $3.24 billion

•	GAAP net income is expected to range from $228 to $257 million

•	GAAP diluted net income per share is expected to range from $1.95 to $2.20
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.8 million (1)
•	Net cash provided by operating activities is expected to be over $380 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $400 million (2)

•	Capital expenditures are expected to be approximately $100 million

•	Net Bookings (operational metric) are expected to range from $3.2 to $3.3 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2022
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of Intangible Assets	Reorganization & Acquisition
Net revenue	$3,140 to $3,240	$60

Cost of goods sold	$1,411 to $1,456	$15	$(43)	$(22)

Operating expenses	$1,461 to $1,481		$(129)	$(9)	$(3)
Interest and other, net	($2)
Income (loss) before income taxes	$270 to $305	$45	$172	$31	$3

First Quarter Ending June 30, 2021

•	GAAP net revenue is expected to range from $730 to $780 million

•	GAAP net income is expected to range from $116 to $129 million
•	GAAP diluted net income per share is expected to range from $1.00 to $1.10
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 116.5 million (4)
•	Net Bookings (operational metric) are expected to range from $625 to $675 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2021
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$730 to $780	$(105)

Cost of goods sold	$277 to $303	$(10)	$(14)	$(6)

Operating Expenses	$316 to $326		$(38)	$(3)

Interest and other, net	($1)

Income before income taxes	$138 to $152	$(95)	$52	$9

1)	Includes 115.9 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.

2)	Includes a $20 million net decrease in restricted cash for fiscal 2022.

3)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

4)	Includes 115.5 million basic shares and 1 million shares representing the potential dilution from unvested employee stock grants.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2021:

Label	Title	Platforms	Release Date
2K	WWE 2K Battlegrounds Roster Update #4 (DLC)	PS4, Xbox One, Switch, PC, Stadia	January 27, 2021
2K	Sid Meier's Civilization VI – New Frontier Pass: Vietnam & Kublai Khan Pack (DLC)	PS4, Xbox One, Switch, PC	January 28, 2021
Private Division	Kerbal Space Program	WeGame (China)	February 2, 2021
2K	WWE 2K Battlegrounds Roster Update #5 (DLC)	PS4, Xbox One, Switch, PC, Stadia	February 10, 2021
Private Division	The Outer Worlds: Peril on Gorgon (DLC)	Switch	February 10, 2021
2K	Tales from the Borderlands	PS4, PC	February 17, 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	PS4, Xbox One, PC	March 17, 2021
2K	Tales from the Borderlands	Switch	March 24, 2021
2K	Sid Meier's Civilization VI - New Frontier Pass: Portugal Pack (DLC)	PS4, Xbox One, Switch, PC	March 25, 2021
2K	NBA 2K21	iOS	April 2, 2021
2K	Borderlands 3 - Director's Cut (part of Season Pass 2 DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC, Stadia	April 8, 2021

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
Rockstar Games	Grand Theft Auto V	PS5, Xbox Series X|S	November 11, 2021
Rockstar Games	Grand Theft Auto Online – Standalone	PS5, Xbox Series X|S	November 11, 2021
Private Division	OlliOlli World	PS4, PS5, Xbox One, Xbox Series X|S, Switch (digital only)	Winter 2021
Private Division	The Outer Worlds: Murder on Eridanos (DLC)	Switch	Calendar 2021
2K	NBA 2K22	TBA	Fiscal 2022
2K	WWE 2K22	TBA	Fiscal 2022
Private Division	Kerbal Space Program 2	PS4, Xbox One, PC	Fiscal 2023

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10−K for the period ended March 31, 2021.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, Social Point, and Playdots.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2021	2020	2021	2020
Net revenue	$839,431	$760,541	$3,372,772	$3,088,970

Cost of goods sold:
Internal royalties	158,128	144,385	637,652	483,697
Software development costs and royalties	22,465	159,776	396,797	611,198
Licenses	53,841	39,494	260,721	170,408
Product costs	45,213	51,985	239,915	277,147
Total cost of goods sold	279,647	395,640	1,535,085	1,542,450

Gross profit	559,784	364,901	1,837,687	1,546,520

Selling and marketing	106,609	79,969	444,985	458,424
General and administrative	98,453	82,212	390,683	318,235
Research and development	83,559	68,718	317,311	296,398
Depreciation and amortization	15,480	12,502	55,596	48,113
Business reorganization	(134)	(384)	(272)	83
Total operating expenses	303,967	243,017	1,208,303	1,121,253
Income from operations	255,817	121,884	629,384	425,267
Interest and other, net	(3,226)	8,083	8,796	38,505
Gain (loss) on long-term investments, net	1,000	(5,333)	39,636	(5,333)
Income before income taxes	253,591	124,634	677,816	458,439
Provision for income taxes	34,779	1,912	88,930	53,980
Net income	$218,812	$122,722	$588,886	$404,459
				173,533
Earnings per share:
Basic earnings per share	$1.90	$1.08	$5.14	$3.58
Diluted earnings per share	$1.88	$1.07	$5.09	$3.54

Weighted average shares outstanding:
Basic	115,110	113,394	114,602	113,096
Diluted	116,300	114,400	115,744	114,136

Computation of Basic EPS:
Net income	$218,812	$122,722	$588,886	$404,459

Weighted average shares outstanding - basic	115,110	113,394	114,602	113,096

Basic earnings per share	$1.90	$1.08	$5.14	$3.58

Computation of Diluted EPS:
Net income for diluted EPS calculation	$218,812	$122,722	$588,886	$404,459

Weighted average shares outstanding - basic	115,110	113,394	114,602	113,096
Add: dilutive effect of common stock equivalents	1,190	1,006	1,142	1,040
Weighted average common shares outstanding - diluted	116,300	114,400	115,744	114,136

Diluted earnings per share	$1.88	$1.07	$5.09	$3.54

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,422,884	$1,357,664
Short-term investments	1,308,692	644,003
Restricted cash and cash equivalents	538,822	546,604
Accounts receivable, net of allowances of $350 and $443 at March 31, 2021 and 2020, respectively	552,762	592,555
Inventory	17,742	19,108
Software development costs and licenses	43,443	40,316
Deferred cost of goods sold	15,524	19,598
Prepaid expenses and other	320,646	273,503
Total current assets	4,220,515	3,493,351

Fixed assets, net	149,364	131,888
Right-of-use assets	164,763	154,284
Software development costs and licenses, net of current portion	490,892	401,778
Goodwill	535,306	386,494
Other intangibles, net	121,591	51,260
Deferred tax assets	90,206	116,676
Long-term restricted cash and cash equivalents	98,541	89,124
Other assets	157,040	123,977
Total assets	$6,028,218	$4,948,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,001	$65,684
Accrued expenses and other current liabilities	1,204,090	1,169,884
Deferred revenue	928,029	777,784
Lease liabilities	31,595	25,187
Total current liabilities	2,234,715	2,038,539

Non-current deferred revenue	37,302	28,339
Non-current lease liabilities	159,671	152,059
Non-current software development royalties	110,127	104,417
Other long-term liabilities	154,511	86,234
Total liabilities	2,696,326	2,409,588

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 137,584 and 135,927 shares issued and 115,163 and 113,506 outstanding at March 31, 2021 and 2020, respectively	1,376	1,359
Additional paid-in capital	2,288,781	2,134,748
Treasury stock, at cost; 22,421 common shares at March 31, 2021 and, 2020, respectively	(820,572)	(820,572)
Retained earnings	1,870,971	1,282,085
Accumulated other comprehensive loss	(8,664)	(58,376)
Total stockholders' equity	3,331,892	2,539,244
Total liabilities and stockholders' equity	$6,028,218	$4,948,832

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Twelve months ended March 31,
	2021	2020
Operating activities:
Net income	$588,886	$404,459
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	144,263	167,925
Depreciation	56,309	47,628
Amortization of intellectual property	32,241	20,990
Stock-based compensation	110,472	257,881
Deferred income taxes	10,631	(3,486)
Gain on long-term investments	(41,588)	-
Other, net	5,515	9,074
Changes in assets and liabilities:
Accounts receivable	47,195	(195,484)
Inventory	2,503	8,489
Software development costs and licenses	(221,279)	(48,434)
Prepaid expenses and other current and other non-current assets	(58,737)	(259,817)
Deferred revenue	152,466	(55,460)
Deferred cost of goods sold	4,768	32,180
Accounts payable, accrued expenses and other liabilities	78,673	299,733
Net cash provided by operating activities	912,318	685,678

Investing activities:
Change in bank time deposits	(387,762)	196,720
Proceeds from available-for-sale securities	546,287	400,635
Purchases of available-for-sale securities	(824,477)	(499,991)
Purchases of fixed assets	(68,923)	(53,384)
Proceeds from sale of long-term investments	47,472	-
Purchases of long-term investments	(16,852)	(27,891)
Business acquisitions	(102,469)	(12,040)
Net cash (used in) provided by investing activities	(806,724)	4,049

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(71,552)	(87,968)
Issuance of common stock	14,214	10,515
Net cash used in financing activities	(57,338)	(77,453)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	18,599	(10,868)

Net change in cash, cash equivalents, and restricted cash and cash equivalents	66,855	601,406
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	1,993,392	1,391,986
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$2,060,247	$1,993,392

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$513,488	61%	$413,701	54%
International	325,943	39%	346,840	46%
Total net revenue	$839,431	100%	$760,541	100%

Net bookings by geographic region
United States	$479,784	61%	$406,592	56%
International	304,749	39%	322,831	44%
Total net bookings	$784,532	100%	$729,423	100%

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$753,257	90%	$634,687	83%
Physical retail and other	86,174	10%	125,854	17%
Total net revenue	$839,431	100%	$760,541	100%

Net bookings by distribution channel
Digital online	$723,656	92%	$672,053	92%
Physical retail and other	60,876	8%	57,370	8%
Total net bookings	$784,532	100%	$729,423	100%

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$607,960	72%	$542,171	71%
PC and other	231,471	28%	218,370	29%
Total net revenue	$839,431	100%	$760,541	100%

Net bookings by platform mix
Console	$550,231	70%	$507,612	70%
PC and other	234,301	30%	221,811	30%
Total net bookings	$784,532	100%	$729,423	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$2,015,885	60%	$1,775,682	57%
International	1,356,887	40%	1,313,288	43%
Total net revenue	$3,372,772	100%	$3,088,970	100%

Net bookings by geographic region
United States	$2,171,240	61%	$1,733,313	58%
International	1,381,358	39%	1,257,045	42%
Total net bookings	$3,552,598	100%	$2,990,358	100%

	Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$2,919,292	87%	$2,378,563	77%
Physical retail and other	453,480	13%	710,407	23%
Total net revenue	$3,372,772	100%	$3,088,970	100%

Net bookings by distribution channel
Digital online	$3,094,962	87%	$2,440,435	82%
Physical retail and other	457,636	13%	549,923	18%
Total net bookings	$3,552,598	100%	$2,990,358	100%

	Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$2,516,993	75%	$2,308,602	75%
PC and other	855,779	25%	780,368	25%
Total net revenue	$3,372,772	100%	$3,088,970	100%

Net bookings by platform mix
Console	$2,637,340	74%	$2,195,843	73%
PC and other	915,258	26%	794,515	27%
Total net bookings	$3,552,598	100%	$2,990,358	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended March 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$839,431	$158,128	$22,465	$53,841	$45,213	$106,609
Net effect from deferrned net revenue and related cost of goods sold	(54,899)		(5,836)	(455)	(4,501)
Stock-based compensation			52,821			(5,050)
Amortization and impairment of acquired intangibles			(6,465)			(1,550)

Three Months Ended March 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$98,453	$83,559	$15,480	$(134)	$(3,226)	$1,000
Net effect from deferrned net revenue and related cost of goods sold					2,425
Stock-based compensation	(14,262)	(4,147)
Amortization and impairment of acquired intangibles		(1,718)	(238)
Impact of business reorganization				134
Gain on long-term investments, net						(1,000)
Acquisition related expenses	(1,378)				499

Three Months Ended March 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$760,541	$144,385	$159,776	$39,494	$51,985	$79,969
Net effect from deferrned net revenue and related cost of goods sold	(31,119)		(8,204)	216	(12,755)
Stock-based compensation			(62,353)			(4,347)
Amortization and impairment of acquired intangibles			(3,288)

Three Months Ended March 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$82,212	$68,718	$12,502	$(384)	$8,083	(5,333)
Net effect from deferrned net revenue and related cost of goods sold					857
Stock-based compensation	(11,553)	(3,030)
Amortization and impairment of acquired intangibles		(1,538)	(120)
Impact of business reorganization				384
Loss on long-term investments						5,333

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Twelve Months Ended March 31, 2021	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$3,372,772	$637,652	$396,797	$260,721	$239,915	$444,985
Net effect from deferrned net revenue and related cost of goods sold	179,825		15,663	(282)	(4,098)
Stock-based compensation			(8,707)			(18,348)
Amortization and impairment of acquired intangibles			(20,587)			(3,617)

Twelve Months Ended March 31, 2021	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$390,683	$317,311	$55,596	($272)	$8,796	$39,636
Net effect from deferrned net revenue and related cost of goods sold					(2,874)
Stock-based compensation	(56,830)	(26,587)
Amortization and impairment of acquired intangibles		(6,663)	(757)
Impact of business reorganization				272
Gain on long-term investments, net						(39,636)
Acquisition related expenses	(7,317)				499

Twelve Months Ended March 31, 2020	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Licenses	Cost of goods sold- Product costs	Selling and marketing
As reported	$3,088,970	$483,697	$611,198	$170,408	$277,147	$458,424
Net effect from deferrned net revenue and related cost of goods sold	(98,612)		(54,515)	601	(33,339)
Stock-based compensation			(154,031)			(18,680)
Amortization and impairment of acquired intangibles			(13,598)

Twelve Months Ended March 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$318,235	$296,398	$48,113	$83	$38,505	($5,333)
Net effect from deferrned net revenue and related cost of goods sold					476
Stock-based compensation	(53,607)	(31,563)
Amortization and impairment of acquired intangibles		(6,180)	(485)
Impact of business reorganization				(83)
Loss on long-term investments						5,333
Acquisition related expenses	(367)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Twelve months ended March 31,
	2021	2020
Net cash from operating activities	$912,318	$685,678
Net change in Restricted cash related to Operations (1)	7,965	(70,267)
Adjusted Unrestricted Operating Cash Flow	$920,283	$615,411

	FY 2021	FY 2020
Restricted cash beginning of period (4/1)	$635,728	$565,461
Less Restricted cash end of period (3/31)	637,363	635,728
Plus Restricted cash related to acquisitions	9,600	-
(1) Net change in Restricted cash related to Operations	$7,965	($70,267)